Exhibit 4

NAVISTAR FINANCIAL CORPORATION

AND SUBSIDIARIES

INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,

INCLUDING INDENTURES

The following instruments of Navistar Financial Corporation defining the rights of security holders are incorporated herein by reference:

4.1

Credit Agreement for $1,200,000,000 Revolving Credit and Competitive Advance Facility dated as of July 1, 2005, between the Corporation, Arrendadora Financiera Navistar, S.A. de C.V., Servicios Financieros Navistar, S.A. de C.V. and Navistar Comercial, S.A. de C.V., as borrowers, lenders party hereto, The Chase Manhattan Bank as Administrative Agent, Bank of America as Syndication Agent and Bank of Nova Scotia as Documentation Agent. Filed as Form 8-K September 1, 2005. Commission File No. 001-04146.

4.2

4.3     Registration Rights Agreement, dated as of March 25, 2002, by and among the Corporation, Navistar, Salomon Smith Barney, Inc. and Banc of America Securities, LLC. Filed as Exhibit 4.2 to Form S-3 dated May 7, 2002. Commission File No. 333-87716-01.

E-2